AMENDMENT NO. 5 TO THE
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



     THIS  AMENDMENT  NO.  5 TO THE  AMENDED  AND  RESTATED  LOAN  AND  SECURITY
AGREEMENT (the "Fifth Amendment') is entered into this day of October, 1992 between GREYHOUND REAL ESTATE FINANCE COMPANY, an Arizona corporation
("Lender"), and PATTEN RECEIVABLES FINANCE CORPORATION VI, a Delaware corporation ("Borrower").


                                    RECITALS

     A. Lender and Borrower entered into a September 8, 1988 Loan and Security Agreement that was amended by a January 9, 1990 Amended and Restated Loan and Security Agreement, a July 18, 1990 letter amendment, an August 31, 1990 Amendment No. 1 to the Amended and Restated Loan and Security Agreement, a March 23, 1991 Amendment No. 2 to the Amended and Restated Loan and Security Agreement, a November 21, 1991 Amendment No. 3 to the Amended and Restated Loan and Security Agreement, and a January 30, 1992 Amendment No. 4 to the Amended and Restated Loan and Security Agreement (collectively, the "Loan Agreement").



     B. Lender and Borrower desire to amend the Loan Agreement in accordance with the terms of, and subject to the conditions contained in this Fifth Amendment,



                                    AGREEMENT

        NOW, THEREFORE, in consideration of these recitals, the covenants contained in this Fifth Amendment and for other good and valuable consideration, the receipt and sufficiency of which consideration is acknowledged, Lender and Borrower agree as follows,

     1 . Conditions Precedent. Provided each of the following conditions precedent is met to the satisfaction of Lender, which satisfaction (unless otherwise indicated will be indicated) by Lender's execution of this Fifth Amendment, the Loan Agreement is amended as provided in paragraph 2:

     a. Borrower is to deliver to Lender this Fifth Amendment fully executed by Borrower and Guarantor (as defined in the Loan Agreement)-,

     b. Lender must be provided and be satisfied in its sole discretion with a local legal opinion regarding the Eligible Instruments for Cedar Hills, Montana and Sendera Lake, Texas; and

     C. Lender must be provided and be satisfied in its sole discretion with an environmental assessment of the Sendera Lake, Texas Project.

     d. Lender must be provided and be satisfied, in its sole discretion, with a current recorded subdivision plat and project documents for each phase of the Sendera Lake, Texas project.

     e. Lender must be provided and be satisfied, in its sole discretion, with endorsements to title policies as required in paragraph 9.7 of Amendment No. 3 to the Loan Agreement.

     f. Borrower is to deliver to Lender 1991 financial statements for the Sendera Lake, Texas property owners' association, said association's budget for 1992 with a comparison of 1992's budget to actual revenues and expenses to date, and a proforma budget for said association through 1993.

     2. Loan Agreement. The Loan Agreement is modified as follows-.

     a. Paragraph 1.30 of the Loan Agreement is deleted in its entirety and the following is added in lieu thereof.

         1.30 "Project": a lot or parcel of land located in the following vacation communities'.

ILLINOIS
         a.     Lake Carroll, Illinois

NEW YORK
        b.        Sleepy Hollow, New York
NORTH CAROLINA
         c.       North Carolina Lakes, North Carolina
         d.       North Carolina Trace, North Carolina

TEXAS

         e.       Eagle Creek Ridge, Texas
         f.       Pelican Bay, TX
         g.       Port Aquarius, Texas
         h.       Sendera Lake, Montgomery County, Texas
         i.       The Springs at Rebecca Creek, Comal County, Texas

MONTANA
         j.       Basin Lake Meadows, Wheatland County, Montana
         k.       Bear Paw, Stillwater County, Montana
         1.       Big Timber, Sweet Grass County, Montana
         m.       Black Butte Lake, Meagher County, Montana
         n.       Cedar Hills, Jefferson County, Montana
         0.       Flat Willow, Fergus County, Montana
         p.       Hidden Springs, Musselshell County, Montana
         q.       Livingston, Park County, Montana
         r.       Madison River, Madison Country, Montana
         s.       Townsend, Broadwater County, Montana
         t.       Wild Horse, Montana
         u.       Wineglass, Park County, Montana

GEORGIA

         V.       Holiday Shores at Lake Sinclair, Hancock County, Georgia

     b. The following sentence is added to paragraph (c) of Exhibit I to the Loan Agreement-.

         If an Eligible Instrument pertains to a purchase of property at the Sendera Lake, Texas project, then,

         (i) if the unpaid principal balance of such Instrument exceeds $28,000.00, then Borrower must have received from the Purchaser a minimum cash down payment of not less than 20% of the total sales price, no part which down payment was advanced or loaned to such Purchaser by Borrower, directly or indirectly; and


        (ii) the Instrument must pertain to property that Lender determines, in its sole discretion, either has reasonable access to water, sewer, electrical, gas and garbage utilities, and is directly accessible by fully completed county maintained paved roads, or has the availability and completion of such amenities and roads guaranteed, by bond or other surety arrangement.

3. Ratification of Terms and Conditions. All terms, conditions and provisions of the Loan Agreement and each of the other Documents will continue in full force and effect and remain unaffected and unchanged except as specifically amended by this Fifth Amendment. The provisions of this Fifth Amendment are to be controlling in the event of any conflict between the terms and provisions of this Fifth Amendment and any of the other Documents.

4. Indebtedness Acknowledged. Borrower acknowledges that the indebtedness evidenced by the Documents is just and owing and agrees to pay this indebtedness in accordance with the terms of the Documents. Borrower further acknowledges and represents that no event has occurred and no condition presently exists that would constitute a default or event of default under the Loan Agreement or any of the other Documents, with or without notice or lapse of time, by Lender.


IN WITNESS WHEREOF Lender and Borrower have executed this Fifth Amendment on the date set forth above.



PATTEN RECEIVABLES FINANCE
CORPORATION VI, a Delaware corporation,
"Borrower"



     Its:


ATTEST:

By..
Its'


GREYHOUND REAL ESTATE FINANCE
COMPANY, an Arizona corporation, "Lender"

ATTEST:



By
        Its:



                              day of October, 1992.

CONSENTED TO this

PATTEN CORPORATION, a Massachusetts
corporation

By:
its: